EMPLOYMENT CONTRACT



THIS AGREEMENT is made as of October 16 , 2000.


AMONG:

                  MILINX  BUSINESS  GROUP,  INC., a Delaware  company  having an
                  ------------------------------
                  address   at   Suite   3827  -  1001  4th   Avenue,   Seattle,
                  Washington, 98154

                  (the "Company")

AND:

                  MAYNARD  L.  DOKKEN,  Businessman,  having an address at Suite
                  -------------------
                  2702 - 1050 Burrard Street, Vancouver, B.C., V6Z 2S3

                  (the "Executive")

AND:

                  MILINX BUSINESS  SERVICES,  INC., a British  Columbia  company
                  --------------------------------
                  having an address at Suite 218 - 470 Granville Street, Vancouver, B.C., V6C 1V5

                  ("Business Services")


WHEREAS:

A. The Company is, among other things, an application service provider, and Business Services is a wholly owned subsidiary of the Company;

B. The Executive is considered by the board of directors of the Company (the "Board") to be of great value to the Company and has acquired outstanding and special skills and abilities and an extensive background in and knowledge of the business and the industry in which the Company is engaged;

C. The Board recognizes that it is essential and in the best interests of the Company that the Company retain the continuing dedication of the Executive;

D. The Board believes that the past service of the Executive to the Company requires that the Executive receive fair treatment, particularly in the event of a change of control of the Company, as defined in section 1.5 herein;



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                                     - 2 -

E. The Company has agreed to offer employment to the Executive upon the terms and conditions herein set forth, which terms shall supersede and replace any prior agreements between the Company and the Executive; and

F. The Company will engage the Executive, but the Executive will be initially assigned to assist with the operation of Business Services. Business Services will make all payments set out herein on behalf of the Company while the Executive is assigned to Business Services.


NOW THEREFORE in consideration of $10.00 paid by each party to each of the others, receipt of which is acknowledged, and in consideration of the mutual covenants herein contained the parties hereto agree as follows:

1. EMPLOYMENT
   ----------

1.1 Offer and Acceptance:  Commencing October 16, 2000, the Company and Business
    --------------------
Services hereby jointly offer employment to the Executive to be the "President and Chief Executive Officer" of the Company and Business Services, to assist the Company and Business Services as set out herein, and the Executive hereby accepts such employment.

1.2 Full Time  Employment:  The Executive will devote his best efforts,  skills,
    ---------------------
judgement and abilities to the performance of his employment duties and responsibilities and will work on a full time basis for the Company and Business Services.

1.3 Duties and Responsibilities:  The primary duties and responsibilities of the
    ---------------------------
Executive will be as follows:

     (a)  to act as director and CEO of the Company and Business Services.

     (b) to manage, direct and supervise the senior management of Business Services and the Company;

     (c)  to assist with development of the Company's business plan;

     (d) to administer the business of Business Services and other subsidiaries of the Company;

     (e)  to provide corporate direction and governance including:

          (i)  exercising executive direction;

          (ii) heading global expansion;

          (iii) directing mergers and acquisitions;

          (iv) providing operational structuring and work-flow management;


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                                      -3-


          (v)  managing legal work, human resources and finance;

          (vi) managing development of research and technology; and

          (vii)attending to securities and exchange commission compliance and public disclosure; and

     (f) to perform such other tasks that, from time to time, fall within the scope of employment of the President and Chief Executive Officer of a business similar to the business conducted by the Company and Business Services,

         (the "Services").

1.4 Obey Board:  The  Executive  will at all times obey and carry out all lawful
    ----------
orders given to him by the Board and board of Business Services which are consistent with the services agreed to be performed by the Executive.

1.5 Change of Control:  In the event of a change of control of the  Company,  or
    -----------------
Business Services, the Company and Business Services shall continue to engage and the Executive shall continue to serve the Company and Business Services in the same capacity and have the same authority, responsibilities and status as he had as of the date immediately prior to the change of control. Following a change of control, the Services shall be performed at such location as may be mutually agreed upon between the Company and the Executive. For the purpose of this Agreement, a "change of control" (the "Change of Control") shall be deemed to have occurred when:

         (a) a person other than the current control person of the Company or Business Services (as that term is defined in the Securities Act (British Columbia) becomes a control person; or

         (b) a majority of the directors elected at any annual or special general meeting of shareholders of either the Company or Business Services are not individuals nominated by the Company then constituting the Board or board of Business Services.


2. REMUNERATION
   ------------

2.1 Annual Salary:  Business  Services and the Company will pay the Executive an
    -------------
annual salary of CDN$175,000.00 per year (the "Salary"). The Salary shall be payable in equal semi-monthly instalments of CDN$7,291.67, payable in arrears, subject to the usual statutory source deductions, including income tax and other deductions required by applicable legislation. Payment of the Salary shall be made on the first and fifteenth day of each month, provided that if such day is not a business day, the salary and any other amounts payable to the Executive that are due on such date shall be paid to the Executive on the immediately preceding business day. In the event that Business Services or the Company


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                                      -4-


transfer the Executive to a location outside of Canada, then the Salary will be paid in United States dollars, provided that in no case will the Salary be less than $120,000.00 per annum, net of all taxes. The Company and Business Services will be responsible for paying the wage of the Executive, although the Salary and benefits set out herein comprise the aggregate of all of the compensation due to the Executive from both the Company and Business Services.

2.2 Deduction for Benefits:  The Executive  acknowledges that the Salary payable
    ----------------------
to the Executive, shall be net of any statutory source deductions, including income tax and other deductions required by applicable legislation. Notwithstanding the foregoing, if any additional deductions are required by applicable government legislation as a consequence of any benefits or bonuses received by the Executive pursuant to the provisions of part 3 herein, all such additional deductions required by applicable government legislation shall be for the sole account of the Company and the Salary shall not be reduced in any manner as a consequence of the receipt by the Executive of such benefits.

2.3 Increase in Annual  Salary:  Each year,  the Salary payable to the Executive
    --------------------------
pursuant to section 2.1 shall be reviewed within 120 days of the end of each fiscal year of the Company by the Board or the compensation committee of the Board, in consultation with the Executive and shall be increased for the following fiscal year by such amount as determined by the Board or the committee, provided that in no event shall:

     (a) the Salary be less than the Salary payable in the previous fiscal year; and

     (b) the increase, in percentage terms, be less than the percentage increase in the consumer price index, as published by Statistics Canada for the Greater Vancouver area over the previous year.

2.4 Bonus: The Company will, within 120 days of the end of each fiscal year, pay
    -----
to the Executive an annual bonus consistent with those offered by other public companies engaged in business similar to the Company and taking into consideration achievement of key performance standards approved by the Board. The compensation committee appointed by the Board shall determine the bonus and make recommendations to the Independent Directors of the Board for approval.

2.5 Stock  Options:  The  Company  has  granted to the  Executive  in lieu of an
    --------------
increase in salary or a bonus for the fiscal year ended June 30, 2000 the option to purchase up to 250,000 shares of S-8 stock of the Company at an exercise price of $2.00 per share, such option to vest as follows: 50,000 shares on May 31, 2000, a further 50,000 shares on August 31, 2000, a further 50,000 shares on November 30, 2000, a further 50,000 shares on February 28, 2001 and the final 50,000 shares on May 31, 2001. The option shall expire on January 31, 2002. The Executive agrees to enter into the Company's standard form of Stock Option Agreement in respect of this option; however, the following terms shall be included in such standard of agreement:


     (a) if desired by the Executive, the option may be exercised on a cashless basis; and


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                                      -5-


     (b) all options will vest immediately if the Executive's employment with the Company and Business Services or its subsidiaries is terminated, for any reason.



3. REIMBURSEMENT OF EXPENSES AND BENEFITS TO EXECUTIVE
   ---------------------------------------------------

3.1  Executive  Travel:  In the event that the  Executive  is required to travel
     -----------------
during the course of or in connection with his employment hereunder, all expenses associated with such travel will be paid for by the Company and arranged in a first class manner, including, but not limited to, the following conditions:

     (a)  all travel by the Executive will be in business class ;

     (b) all accommodation will be by way of facilities of a standard no less than four star and any hotel; and

     (c) the Company shall reimburse the Executive for all food and drink consumed by the Executive, his spouse (if accompanying the Executive strictly for business purposes) or any business associates accompanying the Executive during his travels.

While the Executive is attending at locations other than the Executive's primary location for providing the Services, if any personnel are required to assist the Executive in the performance of his duties, the Company will provide to the Executive and will be responsible for all reasonable expenses associated with their services:

including all expenses associated with their travel, accommodation, food, or any other similar expenses incurred in order to insure that such individuals are available to assist the Executive in the performance of his services pursuant to the terms of this Agreement.

If the Executive is required to remain in one location outside of Vancouver, British Columbia, for more than twenty (20) consecutive business days, the Company, at the option of the Executive, will arrange for an executive apartment for the Executive located within five kilometres of the location the Executive is required to work outside of Vancouver, B.C.

3.2 Electronic  Communications:  The Company requires that the Executive carry a
    --------------------------
cellular telephone, wireless palm pilot, or such other business work device which will allow the Executive to be available to attend to Company business in an efficient manner. The Company will be responsible for all costs associated with such cellular phone, palm pilot and other business work devices, and the Executive will be expected to reimburse the Company for the cost of personal and non-business calls made on the Executive's cellular telephone.

The Company recognises the importance of the Executive having a "balanced life". To this end, it is important that the Executive be able to be at home with


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                                      -6-


family on evenings and weekends. Unfortunately, it is a reality of the Company's business that the Executive will regularly be required to be engaged in business related activities while the Executive is at home on evenings and weekends. The Company will provide the Executive with computer hardware, software, scanner and other devices, together with related internet hook-up and services, facsimile machine and 24-hour technical support in order to be able to allow the Executive to work from home.

The Company requires that the Executive attend as a member various business and industry clubs and associations and the Company requires that the Executive regularly attend meetings and functions held by such clubs and associations. The Executive's attendance at these meetings and functions is to promote the business of the Company.

The Company will provide the executive with a corporate credit card with a minimum $20,000.00 available credit limit. The Company will pay all charges and fees on this credit card every month. This credit card is to be used for business related expenses only and receipts for each charge are required. The Executive must reimburse the Company for any personal expenses that are charged on this credit card.


The Company will provide the Executive with a $1,000.00 cash advance if the Executive so requests. These funds are to be used by the Executive for business related expenses and to entertain business prospects or other business clients. The Executive will provide the Company with receipts for such entertainment costs and will reimburse the Company to the extent that the advance exceeds the costs incurred by the Executive. The Company will reimburse the Executive to the extent that the costs exceed the amount of the advance.

The Company will provide the Executive with a gym, golf or recreational membership, at such facilities as the Executive may determine in his sole discretion.

3.3 Entertainment Budget: The Company will pay, or reimburse the Executive,  for
    --------------------
all reasonable expenses incurred in entertaining clients, prospective business associates, other employees of the Company or such other persons as the Executive may determine from time to time and maintaining expenses within budgets approved for entertaining.

3.4 Education:  The Company  requires that the Executive use his best efforts to
    ---------
obtain an MBA or equivalent through an evening or week end program from a recognised institution. The Company will pay, or reimburse the Executive, for all educational costs incurred by the Executive in respect of courses, seminars, lectures or other educational presentations which the Executive may participate in during the term of this Agreement, where such courses further the interest of the Company and will assist the Executive in the performance of the Services pursuant to this Agreement, such determination to be at the sole discretion of the Executive. Reimbursement shall include all course fees, accommodations, and all other related expenses. For greater certainty, the Company will reimburse the Executive for any educational expenses payable during the duration of this agreement.

3.5  Automobile or Taxi Expense:  At the  Executive's  option,  the Company will
     --------------------------
provide an automobile for the Executive's use in performing the Executive's duties pursuant to this Agreement, with all expenses associated with the use of such vehicle to be to the sole account of the Company, including the cost of acquisition or lease, insurance, gasoline, maintenance, and any other related expenses. If the Executive chooses not to use an automobile, then the Company will be responsible for all expenses associated with the Executive's use of taxis or limousines in performing the Executive's duties pursuant to this Agreement. If the Executive decides to use an automobile, the Company will make the automobile available for the term of this agreement. The Company will be responsible to provide the automobile net of personal income taxes payable

3.6 Parking:  At the Executive's sole  discretion,  the Company will arrange for
    -------
the Executive to be provided with on-sight parking facilities for the parking of his personal vehicle, with all costs associated with such parking space to be for the sole account of the Company. The Executive shall have the right to first choice of parking stalls. For greater certainty, the parking space shall be located in the building in which the Executive is required to perform the services pursuant to the terms herein, or at such location as is reasonably close to such premises.

3
3.7 Office: The Company, at its own expense,  will provide the Executive with an
    ------
office and meeting room of a first class nature commensurate with the Executive's senior position. If possible, such office will be located at a corner of the Company's premises or at a location suitable to the Executive.. The Company will provide the Executive with such support staff, as may be required by the Executive.

3.8 Promotional  Gifts: The Company will be responsible for all costs associated
    ------------------
with, or will reimburse the Executive, in respect of all gifts and promotional items gifted by the Executive in the course of his promoting the interest of the Company, provided that the Company will not be obligated to reimburse the Executive for single gifts having an aggregate cost to the Company of greater than CDN$250.00.

3.9 Professional Services: The Company will pay, or reimburse the Executive, for
    ---------------------
all professional services required by the Executive in connection with his employment with the Company, including all legal and accounting services relating to:


     (a) the Executive's personal relationship with the Company, including issues relating to salary;

     (b)  taxation, trust and estate planning matters; and


In addition, the Company will pay for the services of a qualified accountant, personal financial planner and lawyer to assist the Executive with retirement and tax planning and related business activities. The Company also agrees to pay for the services of such accountants, legal and other advisors as the Executive may require in preparing and filing annual or other tax returns in such jurisdictions as he may be required to do.

3.10  Paternity  Leave:  The  Executive  will be entitled to Paternity  Leave in
      ----------------
accordance with the laws governing paternity leave in the jurisdiction of residence.,

3.11  Vacations:  The  Executive  shall be entitled to six (6)  non-accumulative
      ---------
weeks paid vacation during each fiscal year of the Company, at such times as the Executive may determine in his sole discretion. In addition, the Executive shall be entitled to statutory holidays and the number of paid holidays provided for under the current policies and procedures of the Company.

3.12 Sick Days:  The  Executive  shall be entitled to one (1) sick day per month
     ---------
and all unused sick days will be banked and carried over from month to month and year to year until the end of the contract and in any event the maximum number of banked days will not exceed twenty five (25) days.

3.13 Indemnity: The Company and Business Services,  jointly and severally, will,
     ---------
upon demand of the Executive, indemnify and save harmless the Executive from and against any loss, cost, or damage, including consequential loss and costs on a solicitor client basis, which are suffered by the Executive and which in any way relate to the Executive's conduct (except for provisions of Section 5.3 Termination by the Company) while in the employment of the Company or Business Services. This indemnity is absolute and unconditional, and without limiting the generality of the foregoing, the liability of the Company and Business Group will not be considered to have been waived or in any way affected by any of the following:


     (a)  any act or omission by the Executive or breach of this Agreement; and

     (b)  any amendment to this Agreement.


The Company and Business Services will pay all costs payable by the Executive as and when such costs are incurred by the Executive related to the business of the Company, provided that the Executive provides the Company with written evidence of such costs. This indemnity will survive the termination of this Agreement and apply thereafter.

In addition to the foregoing, the Company will provide the following indemnity in accordance with the by-laws of the Company:

     (c) The Company will indemnify the Executive if the Executive is a party or is threatened to be made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the Executive is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Executive in connection with such action, suit or proceeding if the Executive acted in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Executive's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Executive did not act in good faith and in a manner which the Executive reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Executive's conduct was unlawful.

     (d) The Company shall indemnify the Executive against expenses (including attorneys' fees) actually and reasonably incurred by the Executive in connection with the defence or settlement of any action or suit relating to the Executive's employment or association with the Company, if the Executive acted in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which the Executive shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

     (e) To the extent that the Executive has been successful on the merits or otherwise in defence of any action, suit or proceeding referred to in this paragraph or in defence of any claim, issue or matter therein, the Executive shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.


     (f) Expenses (including attorneys' fees) incurred by the Executive in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action suit or proceeding upon receipt of an undertaking by or on behalf of the Executive to repay such amount if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company as authorized in this paragraph.


3.14 Director's Liability Insurance: The Company will pay for director liability
     ------------------------------
insurance for the Executive in the minimum amount of $3,000,000.00. In the event of litigation, the Company will advance funds on behalf of the Executive to pay for the cost of such litigation pending payment by the insurance company.

3.157 Group Benefits:  The Executive will be eligible for the Executive Benefits
      --------------
plan offered by the Company or Business Services, which includes annual physicals, extended health insurance, and dental insurance. In addition, the Company will also provide to the Executive the following:

     (a) traveller's insurance insuring the Executive during any travel by the Executive for the performance of the Services; and

     (b) a $5,000.00 per annum flexible benefit plan including mortgage discount plan.


The Company will provide the Executive with proof of such insurance as and when requested by the Executive.

3.16  Security  Codes:  The Company and  Business  Services  will provide to the
      ---------------
Executive all entry passwords, security and access codes to safes, security systems, computer locks or any other type of lock located at the Company's offices or which are otherwise under the control of the Company.

3.17  Reimbursement:  The Company shall reimburse the Executive for all expenses
      -------------
incurred by him in the performance of this Agreement, provided that the Executive provides the Company with written expense accounts with respect to each of the expenditures incurred in the prior calendar month.

3.18 Leased  Premises:  If,  pursuant  to section  3.1,  the Company  leases any
     ----------------
residential premises which are used by the Executive during the term of his employment hereunder, then upon the termination of the Executive's employment hereunder for any reason:


     (a) the Company shall use its best efforts to assign the lease in respect of such premises to the Executive, or sub-let such leased premises to the Executive, on the same terms that the Company leased such premises, for the balance of the term remaining in such lease; and

     (b) the Company will sell to the Executive, at fair market value, the contents of such premises.

3.19 Executive Privacy: The Company will not record (by video, audio or any
     -----------------
other means) any conversations, speeches, presentations or other communications of the Executive without the Executive's prior written consent.


4. OWNERSHIP OF INTELLECTUAL PROPERTY
   ----------------------------------

4.1 Title to Property:  During the term of the  Executive's  employment with the
    -----------------
Company or Business Services, the Executive will promptly disclose all discoveries, ideas, improvements, or inventions which are created, conceived, developed or discovered by the Executive, alone or with others, during the term of this Agreement, and which relate to the business of the Company or Business Services or which result from the use of the equipment of the Company or Business Services (the "Intellectual Property"). The Executive agrees to assign to Business Services, the Company or their nominees, without additional compensation, all of the Executive's rights in the Intellectual Property. The Executive will assist the Company and Business Services in all ways in the future, including giving evidence and executing any documents deemed helpful or necessary by the Company or Business Services, to establish, perfect and register worldwide at the Company or Business Services' expense, such rights in the Intellectual Property. The Executive will not do anything in conflict with the Company or Business Services' rights in the Intellectual Property and will cooperate fully to protect the Intellectual Property against misappropriation or infringement.

The Executive agrees that the Company, or Business Services, will be the copyright owner of all copyrightable works of every kind and description created or developed by the Executive, either solely or jointly with others, in connection with the Executive's employment with the Company or Business Services. If requested, and at no further expense to the Company or Business
Services, the Executive will execute in writing any acknowledgements or assignments of copyrightable ownership of such works as may be appropriate for preservation of the worldwide ownership of such copyrights in the Company or Business Services and their nominees.

Notwithstanding the foregoing, if the Executive discloses to the Company or Business Services any Intellectual Property during the course of this Agreement and the Company or Business Services fail to develop such Intellectual Property during the term of the Executive's employment, such Intellectual Property shall be re-assigned by Business Services and the Company to the Executive upon termination of this Agreement, and the Executive shall have all right, title and interest in such re-assigned Intellectual Property (the "Executive's Intellectual Property"). For the purposes of this paragraph, the Company or Business Services shall be deemed not to have developed the Intellectual Property if:

     (a) the Executive has, during the term of this Agreement, disclosed in writing such Intellectual Property to the Board; and

     (b) the Company or Business Services fail to make a minimum direct investment of USD$100,000.00 towards the development, testing or implementation of such disclosed Intellectual Property within six months of the Executive disclosing in writing the Intellectual Property to the Board.


In respect of all of the Executive's Intellectual Property, the Company and Business Services will assist the Executive in all ways in the future, including giving evidence and executing any documents deemed helpful or necessary by the Executive, to establish, perfect and register worldwide, at the Executive's expense, such rights in the Executive's Intellectual Property. The Company and Business Services will not do anything in conflict with the Executive's rights in the Executive's Intellectual Property and will cooperate fully to protect the Executive's Intellectual Property against misappropriation or infringement.

4.2 Return of  Documents:  The Executive  acknowledges  and agrees that it shall
    --------------------
return to the Company and Business Services any documents, software, manuals, reports, charts, equipment or any other materials used in connection with his employment forthwith after termination of the engagement of the Executive pursuant to the terms herein and after receipt by the Executive of any compensation which he is entitled to receive as a consequence of such termination pursuant to the terms herein. Forthwith after termination of this Agreement, the Company and Business Services will return to the Executive all documents, software, manuals, reports, charts, and equipment relating to the Executive's Intellectual Property.

5. TERM AND TERMINATION
   --------------------

5.1 Term: The Executive's  employment by the Company and Business  Services will
    ----
commence form the day first above written and will continue until September 30, 2003,. unless terminated in accordance with the provisions hereof.


5.2  Termination by Executive:  The Executive may terminate his employment  with
     ------------------------
the Company and Business Services pursuant to the terms of this Agreement:


     (a) at any time upon the Executive providing the Company and Business Services with two (2) months prior notice in writing;

     (b) upon a material breach or default of any of the terms of this Agreement by the Company or Business Services, if such material breach or default has not been remedied within thirty (30) days after written notice of material breach or default has been delivered by the Executive to the Company and Business Services; or

     (c) at any time within 90 days of the date on which there is a Change of Control which occurred without the consent of the Executive.

5.3 Termination by the Company:  The Company and Business Services may terminate
    --------------------------
the Executive's employment under this Agreement at any time upon the occurrence of any of the following events:

     (a) the conviction of the Executive of an indictable offence which includes a significant element of moral turpitude or which relates to fraud under the Criminal Code (Canada), provided that such offence results in material detriment to the Executive's ability to perform the Services or materially impairs the reputation of the Company and Business Services;

     (b) the Executive engages in conduct that constitutes wilful gross neglect or wilful gross misconduct, as determined by a Court or independent arbitrator, unless the executive believed in good faith that such action or non-action was not contrary to the best interests of the Company or Business Services;

     (c) a material breach or default of any term of this Agreement by the Executive if such material breach or default has not been remedied within ninety (90) days after written notice of material breach or default has been delivered by the Company to the Executive; or

     (d) the Executive dying or becoming permanently disabled or disabled for a period exceeding 180 consecutive days or 180 days calculated on a cumulative basis over any twelve (12) month period during the term of this Agreement.

5.4  Severance:  In the event of the termination of the Executive's employment:
     ---------

     (a)  pursuant to subsection 5.2(b) or (c);

     (b)  pursuant to subsection 5.3(b) or (c);

     (c) by way of the Company and Business Services terminating the employment of the Executive in breach of this Agreement; or

     (d) by way of the Company and Business Services terminating this Agreement without cause,

the Company shall pay to the Executive within ten (10) days of such termination a severance payment equal to the compensation paid to the Executive under section 2.1 for a one year term plus the reimbursement of all expenses properly payable to the Executive pursuant to the terms of Part 3 up to the date of termination. The Company will also pay for outplacement counselling for the Executive.



5.5 Compensation  otherwise due to the Executive upon Termination:  In the event
    -------------------------------------------------------------
of the termination of the Executive's employment under this Agreement in circumstances other than those set out in section 5.4, the Company shall pay the following amounts to the Executive within ten (10) days of termination:

     (a) if terminated pursuant to subsections 5.2(a), or 5.3(a), the Company shall pay to the Executive the full amount of compensation accrued pursuant to section 2.1 and Part 3 as of the date of termination, and the Company shall have no further severance obligations; and

     (b) If terminated pursuant to section 5.3(d) of this Agreement, the Company shall pay to the Executive:

          (i) the amount of compensation accrued pursuant to section 2.1 of this Agreement as of the date of termination;

          (ii) the amount of compensation payable under section 2.1 of this Agreement for one (1) year after the date of termination; and

          (iii)an amount equal to the annual bonus most recently paid to the Executive pursuant to section 2.4 of this Agreement.


5.6 Constructive Dismissal by the Company: For greater certainty, the occurrence
    -------------------------------------
of any of the following events shall be deemed to constitute the termination of the Executive in breach of this Agreement:

     (a) the Board fails to reappoint the Executive as President and Chief Executive Officer of the Company and Business Services immediately following the close of each annual general meeting or other meeting of the Company at which directors are elected, or is unable to do so by law due to the Executive not having been elected as a director at each annual general meeting or other meeting of the Company (if required) at which directors are to be elected, provided that the Executive has stood for election as director thereat and is qualified to act as a director and officer of the Company;

     (b) the Board or the board of Business Services removes the Executive from the position of President and Chief Executive Officer of the Company or Business Services; or

     (c) the Board changes the Executive's responsibilities or authority in a fundamental respect and such change is not accepted by the Executive;

5.7 Remedies:  The rights of the Company and the Executive under this part 5 are
    --------
in addition to and not in derogation of any other remedies which may be available to the Company, Business Services or the Executive at law or in equity.

5.8 Cost of Dispute:  In addition to all other provisions of this agreement,  in
    ---------------
the event of a dispute between the Company and the Executive regarding payment of salary, bonus, expenses, or severance pay, the Company will pay all of the Executives legal bills on a solicitor client basis.


6. REWARD FOR TENURE
   -----------------

6.1 Reward for Tenure  Allowance:  The  Company  shall pay to the  Executive  an
    ----------------------------
annual reward for tenure allowance in the amount of 3% of the Executive's pre-retirement income multiplied by the number of full or partial years the Executive worked for the Company or Business Services prior to retirement. Payment of retirement allowance shall commence on the first day of the month following the date the Executive turns 60 years of age and continue annually until the Executive turns 85, in one or more of the following circumstances:


     (a) the Executive has continued to provide his services to the Company until at least September 30, 2003;

     (b) the Executive has terminated the Agreement pursuant to subsection 5.2(b) or (c); or

     (c) the Company and Business Services have terminated the Executive in breach of this Agreement.

6.2  Acknowledgement of Executive:  The Executive hereby acknowledges that:
     ----------------------------

     (a) the Company and Business Services have not and will not do anything to specifically set aside any of its assets to cover its obligations herein, and the Executive does not have any rights under any specific assets in order to secure the Company's obligations hereunder;

     (b) the Company and Business Services have not given the Executive any assurances that it will be able to fund its obligations hereunder in any way whatsoever; and

     (c) should the Company be unable to comply with its obligations in section 6.1, the Executive's only right against the Company and Business Services would be to enforce this Agreement against the Company and Business Services in the courts and to seek recovery as an unsecured creditor against the assets of the Company.

6.3 Funding of Reward for Tenure  Obligation:  Upon the occurrence of any of the
    ----------------------------------------
events set out in section 6.1, the Company will set aside in a trust arrangement a sufficient amount to provide for the funding of the reward for tenure obligation set out in section 6.1, so that it will be able to comply with section 6.1 when the reward for tenure allowance becomes due.


7 GENERAL PROVISIONS
  ------------------

7.1  Right  to Use  Executive's  Name  and  Likeness:  During  the  term of this
     -----------------------------------------------
Agreement, the Executive hereby grants to the Company and its subsidiaries the right to use the Executive's name, likeness and/or biography in connection with the services performed by the Executive under this Agreement in connection with the advertising or explanation of any project with respect to which the Executive performs services for the Company or its subsidiaries. If the Company uses any material which the Executive finds objectionable, then forthwith upon notice to the Company by the Executive, the Company and its subsidiaries will cease using such material. If the Company releases inaccurate material without the Executive's written permission, the Company will indemnify the Executive for any losses arising in connection with such release of inaccurate information.

7.2  Applicable  Law: This  Agreement will shall be governed by and construed in
     ---------------
accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, which shall be deemed to be the proper law hereof. The parties hereby submit to the jurisdiction of the Courts of British Columbia.

7.3 Notice:  Any notice  required to be given  under this  Agreement  will be in
    ------
writing and may be delivered personally or sent by prepaid registered post addressed to the parties at the above mentioned addresses or at such other address of which notice may be given by such party. Any notice will be deemed to have been received on the date of delivery, if personally delivered, and if mailed as aforesaid then on the third business day following the day of mailing.

7.4 Joint  and  Several:  The  Company,  its  subsidiaries  (including  Business
    -------------------
Services) shall be jointly and severally liable for all payments set out herein.

7.5 Severability:  If any provision of this Agreement for any reason is declared
    ------------
invalid, such declaration shall not effect the validity of any remaining portion of the Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the individual portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including therein any such part, parts or portion which may, for any reason be hereafter declared invalid.

7.6 Time:  Time is hereby  expressly  made of the  essence  with  respect to the
    ----
performance by the parties of their respective obligations under this Agreement.

7.7  Waiver:  No  consent or waiver,  express or  implied,  by any party to this
     ------
Agreement of any breach or default by any other party in the performance of its obligations under this Agreement or of any of the terms, covenants or conditions of this Agreement shall be deemed or construed to be a consent or waiver of any subsequent or continuing breach or default in such parties performance or in the terms, covenants and conditions of this Agreement. The failure of any party to this Agreement to assert any claim in a timely fashion for any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such parties rights to assert such claim at any time hereafter.

7.8 Currency: All references to dollars in this Agreement refer to U.S. dollars,
    --------
unless specifically stated otherwise.

7.9 Entire  Agreement:  This Agreement  constitutes the entire agreement between
    -----------------
the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other than as set forth in this Agreement and there are no agreements collateral hereto other than as are expressly set forth or referred to herein. This Agreement cannot be amended or supplemented except by a written agreement executed by all parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

EXECUTED by                       ) MILINX BUSINESS GROUP INC.
MILINX BUSINESS GROUP INC.        ) per:
in the presence of:               )
                                  )------------------------------------
                                  )Authorized Signatory
--------------------------------- )
Witness


SIGNED, SEALED AND DELIVERED      )
by MAYNARD DOKKEN                 )
in the presence of:               )
                                  )------------------------------------
                                  )  MAYNARD DOKKEN
--------------------------------- )
Witness


EXECUTED by                       ) MILINX BUSINESS GROUP INC.
MILINX BUSINESS GROUP INC.        ) per:
in the presence of:               )
                                  )------------------------------------
                                  )Authorized Signatory
--------------------------------- )
Witness